EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended March 31, 2021 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)

Forward-looking Statements:

This supplemental package of Global Net Lease, Inc. (the “Company”) includes “forward looking statements.” These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. The words “anticipates,” “believes,” "expects," “estimates,” “projects,” “plans,” “intends,” “may," "will," "would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the potential adverse effects of the ongoing global COVID-19 pandemic, including actions taken to contain or treat COVID-19, on the Company, the Company's tenants and the global economy and financial markets and that any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms, or at all, as well as those risk and uncertainties set forth in the Risk Factors section of the Company's Annual Report on Form 10-K for the year ended December 31, 2020 filed on February 26, 2021 and all other filings with the SEC after that date, as such risks, uncertainties and other important factors may be updated from time to time in the Company's subsequent reports. Further, forward looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law.
Accounting Treatment of Rent Deferrals
All of the concessions granted to the Company's tenants as a result of the COVID-19 pandemic are rent deferrals with the original lease term unchanged and collection of deferred rent deemed probable. The Company’s revenue recognition policy requires that it must be probable that the Company will collect virtually all of the lease payments due and does not provide for partial reserves, or the ability to assume partial recovery. In light of the COVID-19 pandemic, the FASB and SEC agreed that for leases where the total lease cash flows will remain substantially the same or less than those after the COVID-19 related effects, companies may choose to forgo the evaluation of the enforceable rights and obligations of the original lease contract as a practical expedient and account for rent concessions as if they were part of the enforceable rights and obligations of the parties under the existing lease contract. As a result, rental revenue used to calculate Net Income and NAREIT FFO has not, and the Company does not expect it to be, significantly impacted by deferrals it has entered into. In addition, since the Company currently believes that these deferral amounts are collectable, it has excluded from the increase in straight-line rent for AFFO purposes the amounts recognized under GAAP relating to rent deferrals.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”) and Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), and Cash Net Operating Income (“Cash NOI”). A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect the proportionate share of adjustments for non-controlling interest to arrive at FFO, Core FFO and AFFO, as applicable.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as acquisition, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment costs, fire loss and other costs related to damages at our properties. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs and prepayment penalties incurred with the early extinguishment of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include early extinguishment of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income. All paid and accrued merger, acquisition, transaction and other costs (including prepayment penalties for debt extinguishments) and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, but are not reflective of on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities,

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Key Metrics
As of and for the three months ended March 31, 2021
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$89,390
Net loss attributable to common stockholders	$(832)
Basic and diluted net loss per share attributable to common stockholders [1]	$(0.01)
Cash NOI [2]	$80,935
Adjusted EBITDA [2]	$68,053
AFFO attributable to common stockholders [2]	$40,429
Dividends per share - first quarter [3]	$0.40
Dividend yield - annualized, based on quarter end share price	8.9%

Balance Sheet and Capitalization
Equity market capitalization - based on quarter end share price of $18.06 for common shares, $26.66 for Series A preferred shares and $25.55 for Series B preferred shares	$2,021,296
Net debt [4] [5]	2,014,353
Enterprise value	$4,035,649

Total capitalization	$4,298,517

Total consolidated debt [5]	$2,277,221
Total assets	$4,043,857
Liquidity [6]	$351,428

Common shares outstanding as of March 31, 2021 (thousands)	95,512
Common share price, end of quarter	$18.06

Net debt to enterprise value	49.9%
Net debt to annualized adjusted EBITDA [7]	7.4	x

Weighted-average interest rate cost [8]	3.3%
Weighted-average debt maturity (years) [9]	5.1
Interest Coverage Ratio [10]	3.6	x

Real Estate Portfolio
Number of properties	306
Number of tenants	130

Square footage (millions)	37.2
Leased	99.7%
Weighted-average remaining lease term (years) [11]	8.3
Footnotes:
[1]  Adjusted for net income (loss) attributable to common stockholders for common share equivalents.
[2]  This Non-GAAP metric is reconciled below.
[3]  Represents quarterly dividend per share rate based off the annualized dividend rate of $1.60.
[4]  Represents total debt outstanding of $2.3 billion, less cash and cash equivalents of $262.9 million.
[5]  Excludes the effect of deferred financing costs, net.
[6]  Liquidity includes $88.6 million of availability under the credit facility and $262.9 million of cash and cash equivalents.
[7]  Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended March 31, 2021 multiplied by four.
[8] The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[9]  The weighted average debt maturity is based on the outstanding principal balance of the debt.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
[10] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net) for the quarter ended March 31, 2021.  Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[11] The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021

Consolidated Balance Sheets
Amounts in thousands

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$474,538	$476,599
Buildings, fixtures and improvements	3,106,860	3,124,884
Construction in progress	5,876	5,486
Acquired intangible lease assets	707,964	711,985
Total real estate investments, at cost	4,295,238	4,318,954
Less accumulated depreciation and amortization	(710,902)	(675,200)
Total real estate investments, net	3,584,336	3,643,754
Cash and cash equivalents	262,868	124,245
Restricted cash	1,352	1,448
Derivative assets, at fair value	934	525
Unbilled straight-line rent	61,840	61,007
Operating lease right-of-use asset	55,782	58,395
Prepaid expenses and other assets	43,674	43,929
Due from related parties	346	377
Deferred tax assets	2,367	2,367
Goodwill and other intangible assets, net	23,089	23,089
Deferred financing costs, net	7,269	7,878
Total Assets	$4,043,857	$3,967,014

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,347,484	$1,363,698
Revolving credit facility	125,864	111,132
Term loan, net	287,172	300,154
Senior notes, net	490,692	490,345
Acquired intangible lease liabilities, net	31,503	32,970
Derivative liabilities, at fair value	14,835	19,984
Due to related parties	845	2,002
Accounts payable and accrued expenses	30,025	28,310
Operating lease liability	24,085	25,350
Prepaid rent	26,580	21,481
Deferred tax liability	12,157	12,157
Taxes payable	—	—
Dividends payable	5,386	5,152
Total Liabilities	2,396,628	2,412,735
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	45	39
Common stock	2,286	2,227
Additional paid-in capital	2,540,522	2,418,659
Accumulated other comprehensive income	13,885	8,073
Accumulated deficit	(933,695)	(896,547)
Total Stockholders’ Equity	1,623,111	1,532,519
Non-controlling interest	24,118	21,760
Total Equity	1,647,229	1,554,279
Total Liabilities and Equity	$4,043,857	$3,967,014

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Revenue from tenants	$89,390	$87,042	$82,711	$81,109

Expenses:
Property operating	7,570	9,635	7,525	7,835
Operating fees to related parties	9,639	9,194	8,939	8,874
Acquisition, transaction and other costs	17	275	75	33
General and administrative	4,128	4,250	2,641	3,412
Equity-based compensation	2,577	2,585	2,479	2,513
Depreciation and amortization	39,684	35,977	35,049	33,984
Total expenses	63,615	61,916	56,708	56,651
Operating income before loss on dispositions of real estate investments	25,775	25,126	26,003	24,458
Loss on dispositions of real estate investments	—	—	—	(153)
Operating income	25,775	25,126	26,003	24,305
Other income (expense):
Interest expense	(21,368)	(19,158)	(18,677)	(17,529)
Loss on extinguishment of debt	—	(3,292)	—	(309)
Gain (loss) on derivative instruments	1,842	(2,703)	(2,464)	(317)
Unrealized loss on undesignated foreign currency advances and other hedge ineffectiveness	—	(6,039)	—	—
Other income	15	28	142	71
Total other expense, net	(19,511)	(31,164)	(20,999)	(18,084)
Net income (loss) before income taxes	6,264	(6,038)	5,004	6,221
Income tax expense	(2,080)	(2,457)	(862)	(691)
Net income (loss)	4,184	(8,495)	4,142	5,530
Preferred stock dividends	(5,016)	(4,782)	(4,644)	(4,564)
Net (loss) income) attributable to common stockholders	$(832)	$(13,277)	$(502)	$966

Basic and Diluted Earnings Per Share:
Net (loss) income per share attributable to common stockholders — Basic and Diluted	$(0.01)	$(0.15)	$(0.01)	$0.01

Weighted average shares outstanding — Basic	91,479	89,483	89,483	89,470
Weighted average shares outstanding — Diluted	91,479	89,483	89,483	90,103

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
EBITDA:
Net income (loss)	$4,184	$(8,495)	$4,142	$5,530
Depreciation and amortization	39,684	35,977	35,049	33,984
Interest expense	21,368	19,158	18,677	17,529
Income tax expense	2,080	2,457	862	691
EBITDA	67,316	49,097	58,730	57,734
Equity-based compensation	2,577	2,585	2,479	2,513
Acquisition, transaction and other costs	17	275	75	33
Loss on dispositions of real estate investments	—	—	—	153
(Gain) loss on derivative instruments	(1,842)	2,703	2,464	317
Unrealized loss on undesignated foreign currency advances and other hedge ineffectiveness	—	6,039	—	—
Loss on extinguishment of debt	—	3,292	—	309
Other income	(15)	(28)	(142)	(71)
Adjusted EBITDA	68,053	63,963	63,606	60,988
Operating fees to related parties	9,639	9,194	8,939	8,874
General and administrative	4,128	4,250	2,641	3,412
NOI	81,820	77,407	75,186	73,274
Amortization related to above and below-market lease intangibles and right-of-use assets, net	59	157	198	204
Straight-line rent	(944)	(1,503)	(1,879)	(3,068)
Cash NOI	$80,935	$76,061	$73,505	$70,410

Cash Paid for Interest:
Interest Expense	$21,368	$19,158	$18,677	$17,529
Non-cash portion of interest expense	(2,279)	(2,077)	(2,075)	(1,847)
Amortization of mortgage discounts	—	—	—	(3)
Total cash paid for interest	$19,089	$17,081	$16,602	$15,679

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Funds from operations (FFO):
Net (loss) income attributable to common stockholders (in accordance with GAAP)	$(832)	$(13,277)	$(502)	$966
Depreciation and amortization	39,684	35,977	35,049	33,984
Loss on dispositions of real estate investments	—	—	—	153
FFO (as defined by NAREIT) attributable to common stockholders	38,852	22,700	34,547	35,103
Acquisition, transaction and other costs	17	275	75	33
Loss on extinguishment of debt	—	3,292	—	309
Core FFO attributable to common stockholders	38,869	26,267	34,622	35,445
Non-cash equity-based compensation	2,577	2,585	2,479	2,513
Non-cash portion of interest expense	2,279	2,077	2,075	1,847
Amortization related to above and below-market lease intangibles and right-of-use assets, net	59	157	198	204
Straight-line rent	(944)	(1,503)	(1,879)	(3,068)
Straight-line rent (rent deferral agreements) [1]	(649)	(20)	320	1,508
Unrealized loss on undesignated foreign currency advances and other hedge ineffectiveness	—	6,039	—	—
Eliminate unrealized (gains) losses on foreign currency transactions [2]	(1,762)	4,448	3,061	1,325
Amortization of mortgage discounts and premiums, net	—	—	—	3
Adjusted funds from operations (AFFO) attributable to common stockholders	$40,429	$40,050	$40,876	$39,777

Weighted average common shares outstanding — Basic	91,479	89,483	89,483	89,470
Weighted average common shares outstanding — Diluted	91,479	89,483	89,483	90,103
Net (loss) income per share attributable to common shareholders	$(0.01)	$(0.15)	$(0.01)	$0.01
FFO per diluted common share	$0.42	$0.25	$0.39	$0.39
Core FFO per diluted common share	$0.42	$0.29	$0.39	$0.39
AFFO per diluted common share	$0.44	$0.45	$0.46	$0.44
Dividends declared [3]	$36,213	$35,844	$35,794	$35,810
Footnotes:
[1] Represents the amount of deferred rent pursuant to lease negotiations which qualify for FASB relief for which rent was deferred but not reduced. These amounts are included in the straight-line rent receivable on our balance sheet but are considered to be earned revenue attributed to the current period, for purposes of AFFO, as they are expected to be collected.
[2] For AFFO purposes, we add back unrealized (gain) loss. For the three months ended March 31, 2021, gain on derivative instruments was $1.8 million which consisted of unrealized gains of $1.8 million. For the three months ended December 31, 2020, loss on derivative instruments were $2.7 million, which were comprised of unrealized losses of $4.4 million and realized gains of $1.7 million. For the three months ended September 30, 2020, loss on derivative instruments were $2.5 million which consisted of unrealized losses of $3.1 million and realized gains of $0.6 million. For the three months ended June 30, 2020, loss on derivative instruments were $0.3 million which consisted of unrealized losses of $1.3 million and realized gains of $1.0 million.
[3] Dividends declared to common stockholders only, and do not include distributions to non-controlling interest holders or holders of Series
A Preferred Stock or Series B Preferred Stock.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Debt Overview
As of March 31, 2021

Year of Maturity	Number of Encumbered Properties [1]	Weighted-Average Debt Maturity (Years) [1]	Weighted-Average Interest Rate [2]	Total Outstanding Balance [3] (In thousands)	Percent
Non-Recourse Debt
2021 (remainder)	—	—	—%	$10,611
2022	—	—	—%	20,650
2023	47	2.3	2.8%	330,967
2024	8	3.1	1.5%	227,519
2025	7	4.1	2.5%	82,095
2026	—	—	—%	—
Thereafter	56	7.6	4.3%	689,750
Total Non-Recourse Debt	118	5.3	3.4%	1,361,592	77%

Recourse Debt
Revolving Credit Facility		1.6	4.0%	125,864
Term Loan		3.3	1.9%	289,765
Senior Notes		6.7	3.8%	500,000
Total Recourse Debt		4.9	3.2%	415,629	23%

Total Debt		5.1	3.3%	$1,777,221	100%

Total Debt by Currency				Percent
USD				60%
EUR				30%
GBP				10%
Total				100%

Footnotes:

[1] For non-recourse debt, amounts are shown within the year that the loan fully matures.

[2] As of March 31, 2021, the Company’s total combined debt was 95.8% fixed rate or swapped to a fixed rate and 4.2% floating rate.

[3] Excludes the effect of deferred financing costs, net. Current balances as of March 31, 2021 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Future Minimum Lease Rents
As of March 31, 2021
Amounts in thousands

Future Minimum Base Rent Payments [1]
2021 (remainder)	$249,330
2022	322,382
2023	301,603
2024	268,013
2025	226,546
2026	196,301
Thereafter	892,204
Total	$2,456,379
Footnotes:
[1] Base rent assumes exchange rates of £1.00 to $1.38 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.79 as of March 31, 2021 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Top Ten Tenants
As of March 31, 2021
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Distribution	Freight	$14,054	4%
Whirlpool	Industrial/Distribution/Office	Consumer Goods	13,020	4%
Government Services Administration (GSA)	Office	Government	12,041	4%
Foster Wheeler	Office	Engineering	11,695	3%
ING Bank	Office	Financial Services	9,751	3%
FCA USA	Industrial/Distribution	Auto Manufacturing	9,515	3%
Broadridge Finanical Solutions	Industrial	Financial Services	9,332	3%
Penske	Distribution	Logistics	8,500	3%
Finnair	Industrial	Aerospace	8,438	2%
Contractors Steel	Industrial	Metal Processing	7,958	2%
Subtotal			104,304	31%

Remaining portfolio			233,656	69%

Total Portfolio			$337,960	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.38 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.79 as of March 31, 2021 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Diversification by Property Type
As of March 31, 2021
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Office	$154,628	46%	8,757	24%	$40,307	29%	2,417	13%
Industrial	98,130	29%	15,663	41%	67,755	47%	10,804	59%
Distribution	68,976	20%	11,430	31%	28,279	20%	5,053	27%
Retail	16,226	5%	1,325	4%	5,063	4%	265	1%
Total	$337,960	100%	37,175	100%	$141,404	100%	18,539	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.38 for GBP, €1.00 to $1.17 for EUR and
C$1.00 to $0.79 as of March 31, 2021 for illustrative purposes, as applicable.

[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Diversification by Tenant Industry
As of March 31, 2021
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Financial Services	$41,922	12%	3,291	9%	$9,332	7%	1,166	6%
Healthcare	23,191	7%	1,049	3%	11,598	8%	626	3%
Technology	21,648	6%	1,084	3%	2,486	2%	178	1%
Auto Manufacturing	21,206	6%	3,397	9%	15,729	11%	2,099	11%
Consumer Goods	16,763	5%	4,061	11%	14,069	10%	3,217	17%
Freight	14,993	4%	1,494	4%	7,064	5%	774	4%
Aerospace	14,990	4%	1,416	4%	3,390	2%	293	2%
Government	14,515	4%	536	1%	11,673	8%	424	2%
Metal Processing	14,331	4%	2,472	7%	10,906	8%	1,852	10%
Logistics	14,280	4%	2,269	6%	1,132	1%	170	1%
Telecommunications	14,061	4%	865	2%	—	—%	—	—%
Energy	12,177	4%	1,043	3%	8,928	6%	675	4%
Engineering	11,695	3%	366	1%	—	—%	—	—%
Pharmaceuticals	10,913	3%	476	1%	1,020	1%	86	1%
Automotive Parts Supplier	9,453	3%	964	3%	7,131	5%	643	4%
Metal Fabrication	8,346	2%	1,208	3%	3,646	3%	496	3%
Discount Retail	7,891	2%	1,001	3%	1,851	1%	200	1%
Retail Food Distribution	7,795	2%	1,128	3%	825	1%	170	1%
Publishing	7,065	2%	873	2%	—	—%	—	—%
Home Furnishings	5,977	2%	2,456	7%	5,977	4%	2,456	13%
Specialty Retail	5,594	2%	486	1%	2,441	2%	206	1%
Food Manufacturing	3,979	1%	598	2%	3,979	3%	598	3%
Restaurant - Quick Service	3,405	1%	74	—%	3,212	2%	65	—%
Other	31,770	13%	4,568	12%	15,015	10%	2,145	13%
Total	$337,960	100%	37,175	100%	$141,404	100%	18,539	100%

Footnotes:

[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.38 for GBP, €1.00 to $1.17 for EUR and
C$1.00 to $0.79 as of March 31, 2021 for illustrative purposes, as applicable.

[2] Other includes 25 industry types as of March 31, 2021.

[3] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Diversification by Geography
As of March 31, 2021
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$214,317	63.5%	27,000	72.6%	$130,571	92.3%	17,867	96.4%
Michigan	52,084	15.4%	5,878	15.9%	34,049	24.1%	3,741	20.0%
Texas	23,862	7.1%	1,926	5.2%	11,423	8.1%	970	5.2%
Ohio	19,247	5.7%	4,316	11.6%	15,127	10.7%	3,276	17.5%
California	18,176	5.4%	1,226	3.3%	7,699	5.4%	838	4.5%
New Jersey	8,430	2.5%	349	0.9%	—	—%	—	—%
Tennessee	8,247	2.4%	1,125	3.0%	6,513	4.6%	662	3.6%
North Carolina	8,210	2.4%	2,657	7.2%	7,465	5.3%	2,628	14.2%
Indiana	6,982	2.1%	1,521	4.1%	3,748	2.7%	665	3.6%
Missouri	6,810	2.0%	656	1.8%	4,840	3.4%	566	3.1%
Alabama	5,606	1.7%	257	0.7%	320	0.2%	58	0.3%
Illinois	5,369	1.6%	963	2.6%	4,793	3.4%	887	4.8%
New York	5,254	1.6%	760	2.0%	1,747	1.2%	145	0.8%
South Carolina	4,912	1.5%	801	2.2%	4,912	3.5%	801	4.3%
Pennsylvania	4,223	1.3%	459	1.2%	1,915	1.4%	122	0.7%
Kentucky	4,175	1.2%	523	1.4%	3,267	2.3%	446	2.4%
Connecticut	2,742	0.8%	305	0.8%	2,742	1.9%	305	1.6%
Colorado	2,703	0.8%	87	0.2%	2,703	1.9%	87	0.5%
Massachusetts	2,384	0.7%	192	0.5%	2,384	1.7%	192	1.0%
Minnesota	2,143	0.6%	150	0.4%	691	0.5%	103	0.6%
Kansas	2,118	0.6%	292	0.8%	1,922	1.4%	277	1.5%
Maine	1,889	0.6%	50	0.1%	1,889	1.3%	50	0.3%
Florida	1,878	0.6%	179	0.5%	1,878	1.3%	179	1.0%
Mississippi	1,580	0.5%	314	0.8%	283	0.2%	14	0.1%
Georgia	1,557	0.5%	492	1.3%	—	—%	—	—%
New Hampshire	1,457	0.4%	247	0.7%	1,058	0.7%	164	0.9%
South Dakota	1,289	0.4%	54	0.2%	1,289	0.9%	54	0.3%
Vermont	1,166	0.4%	213	0.6%	—	—%	—	—%
Nebraska	1,150	0.3%	101	0.3%	278	0.2%	27	0.1%
Iowa	1,117	0.3%	236	0.6%	1,117	0.8%	236	1.3%
Louisiana	1,111	0.3%	112	0.3%	434	0.3%	36	0.2%
West Virginia	980	0.3%	104	0.3%	—	—%	—	—%
North Dakota	884	0.3%	47	0.1%	884	0.6%	47	0.3%
Maryland	699	0.2%	120	0.3%	699	0.5%	120	0.6%
Oklahoma	690	0.2%	79	0.2%	690	0.5%	79	0.4%
New Mexico	556	0.2%	46	0.1%	556	0.4%	46	0.3%
Wyoming	498	0.2%	37	0.1%	—	—%	—	—%
Montana	441	0.1%	58	0.2%	—	—%	—	—%
Idaho	441	0.1%	22	0.1%	—	—%	—	—%
Delaware	362	0.1%	10	—%	362	0.3%	10	0.1%
Nevada	344	0.1%	14	—%	344	0.2%	14	0.1%
Utah	315	0.1%	12	—%	315	0.2%	12	0.1%
Virginia	235	0.1%	10	—%	235	0.2%	10	0.1%
United Kingdom	58,477	17.3%	4,127	11.1%	1,557	1.1%	95	0.5%
The Netherlands	14,646	4.3%	849	2.3%	2,441	1.7%	206	0.9%
Finland	14,479	4.3%	1,457	3.9%	—	—%	—	—%
France	13,757	4.1%	1,663	4.5%	401	0.3%	32	0.2%
Germany	10,124	3.0%	1,584	4.3%	—	—%	—	—%
Luxembourg	5,726	1.7%	156	0.4%	—	—%	—	—%
Puerto Rico	3,212	1.0%	65	0.2%	3,212	2.3%	65	0.4%
Italy	2,045	0.6%	196	0.5%	2,045	1.4%	196	1.1%
Canada	762	0.2%	49	0.1%	762	0.5%	49	0.3%
Spain	415	0.1%	29	0.1%	415	0.4%	29	0.2%
Total	$337,960	100%	37,175	100%	$141,404	100%	18,539	100%
Footnotes:
[1] SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.38 for GBP, €1.00 to $1.17 for EUR and
C$1.00 to $0.79 as of March 31, 2021 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended March 31, 2021 (Unaudited)
Lease Expirations
As of March 31, 2021

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Rentable Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2021 (Remaining)	3	$5,879	1.7%	419	1.1%
2022	15	22,147	6.6%	1,500	4.0%
2023	27	24,052	7.1%	2,098	5.7%
2024	37	47,946	14.2%	4,478	12.1%
2025	38	38,798	11.5%	3,237	8.7%
2026	18	21,877	6.5%	2,079	5.6%
2027	19	7,908	2.3%	788	2.1%
2028	38	28,037	8.3%	3,884	10.5%
2029	23	34,825	10.3%	4,076	11.0%
2030	20	25,625	7.6%	2,083	5.6%
2031	14	21,896	6.5%	3,857	10.4%
2032	25	16,898	5.0%	1,655	4.5%
2033	5	14,128	4.2%	1,261	3.4%
2034	1	922	0.3%	228	0.6%
2035	5	7,299	2.2%	750	2.0%
2036	—	—	—%	—	—%
Thereafter (>2036)	17	19,723	5.7%	4,657	12.7%
Total	305	$337,960	100%	37,050	100%

[1] Annualized rental income converted from local currency into USD as of March 31, 2021 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.

Straight-Line Rent by Year of Lease Expiration as a Percentage of Total Straight-Line Rent
15%
10%
5%
0%
Percentage
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036
Therafter (>2036)
Year